Exhibit 99.1

News Release
For more information, please contact:
MEDIA: Mike Cummins
312-549-5257
Michael.Cummins@conagra.com
INVESTORS: Johan Nystedt
312-549-5002
ir@conagra.com

FOR IMMEDIATE RELEASE

CONAGRA BRANDS REPORTS CONTINUED MARGIN EXPANSION

AND EPS GROWTH IN THIRD QUARTER

CHICAGO, March 23, 2017 — Today Conagra Brands, Inc. (NYSE: CAG) reported results for the fiscal 2017 third quarter ended February 26, 2017.

Highlights

(all comparisons are against the year ago period, unless otherwise noted)

•	Diluted EPS from continuing operations grew from $0.16 to $0.41; adjusted diluted EPS from continuing operations grew 37.1% from $0.35 to $0.48, despite the inclusion in the prior-year period of the Spicetec Flavors and Seasonings and J.M. Swank businesses, which were divested in the first quarter of fiscal year 2017.

•	“Adjusted” financial measures exclude the comparability items summarized at the end of this release and are non-GAAP. Please see the end of this release for reconciliations to the most directly comparable GAAP financial measures.

•	Net sales decreased 9.9%. Net sales excluding the impacts of divestitures and foreign exchange decreased 4.8%, largely driven by the Company’s continued progress in building a higher quality revenue base.

•	Gross margin (net sales less cost of goods sold as a percent of net sales) expanded 310 basis points, and adjusted gross margin expanded 180 basis points.

CEO Perspective

Sean Connolly, president and chief executive officer of Conagra Brands, commented, “I am pleased with our ongoing progress in reshaping our portfolio, capabilities, and culture. Our disciplined focus on controlling costs and upgrading the quality of our revenue base are delivering the desired impact. We are also excited about our innovation lineup, which we expect to begin hitting stores this summer.”

He added, “Now that we have completed the third quarter, we are updating our full year guidance to reflect the beneficial timing of certain costs and the softer near-term macro environment. We expect to deliver adjusted diluted EPS at or slightly above the high-end of our range with net sales (excluding the impacts of divestitures and foreign exchange) at or slightly below the low-end of our range.”

CONAGRA BRANDS

Total Company Results

Net sales decreased 9.9%. Net sales excluding the impacts of divestitures and foreign exchange decreased 4.8%, primarily as a result of volume declines associated with the Company’s actions to build a higher quality revenue base.

Gross margin increased 310 basis points from 28.2% to 31.3%. Adjusted gross margin increased 180 basis points to 31.6%. The increases were driven primarily by input cost favorability, supply chain productivity, improved pricing, and the impact of divesting lower margin businesses. These benefits more than offset the volume declines, unfavorable mix, and the negative effects of foreign exchange.

Diluted EPS from continuing operations increased from $0.16 to $0.41, and adjusted diluted EPS from continuing operations increased 37.1% from $0.35 to $0.48. The growth primarily reflects lower selling, general, and administrative (SG&A) expenses associated with cost savings programs, lower interest expense as a result of debt reduction, and improved profitability in the Ardent Mills joint venture. These benefits were partially offset by volume declines and the impact of the divestitures of the Spicetec Flavors and Seasonings and J.M. Swank businesses in the first quarter of fiscal year 2017.

Grocery & Snacks Segment

Net sales for the Grocery & Snacks segment decreased 5% to $850 million. Volume declined 5% resulting from a reduction in promotional intensity and the planned exit of certain lower-performing products. Price/mix was flat to the prior-year period as the continued progress in pricing and trade productivity was fully offset by unfavorable mix.

Operating profit for the segment increased 32%, and adjusted operating profit increased 8%, reflecting continued margin expansion in the quarter. Continued discipline on pricing and trade promotion, favorable input costs, supply chain productivity, and the benefits of our cost savings efforts more than offset decreased net sales.

Refrigerated & Frozen Segment

Net sales for the Refrigerated & Frozen segment decreased 6% to $666 million. Volume declined 6%, reflecting the continued actions to upgrade the quality of the revenue base by optimizing pricing and improving trade promotion productivity as well as the planned discontinuation of certain lower-performing products. Price/mix was flat compared to the prior-year period as improvements in pricing and trade promotion practices across much of the portfolio were completely offset by reduced prices in select deflationary categories and unfavorable mix. Net sales growth was also negatively affected by a transitory increase in Egg Beaters’ volume in the prior-year period associated with the avian flu outbreak. The Company’s egg supply was unaffected by last year’s avian flu outbreak, resulting in incremental sales for the brand.

Operating profit for the segment increased 10%, and adjusted operating profit increased 5%. The benefits of favorable input costs, supply chain productivity, and SG&A cost savings more than offset lower sales. The Company estimates that the avian flu-related benefits in the prior-year period reduced the segment’s operating profit growth, on a reported and adjusted basis, by approximately 5 percentage points.

CONAGRA BRANDS

International Segment

Net sales for the International segment decreased 3% to $205 million. A 3% increase in price/mix was more than offset by a 2% decrease in foreign exchange and 4% decrease in volume.

Operating profit for the segment increased 10%, and adjusted operating profit increased 7% behind higher price/mix and lower SG&A expenses.

Foodservice Segment

Net sales for the Foodservice segment decreased 3% to $260 million. Volume decreased 6% and price/mix increased 3%, primarily reflecting the impact of exiting a non-core business in the prior-year period.

Operating profit for the segment was flat to the prior-year period, reflecting general stability in the business.

Corporate Expenses

Corporate expenses decreased 31% from $152 million to $105 million, and adjusted corporate expenses decreased 23% to $53 million, reflecting planned benefits from the Company’s cost savings efforts.

Other Items

Advertising and promotion expense decreased 3% to $91 million in the quarter, reflecting improved efficiency in spend and alignment of investments with the Company’s portfolio segmentation.

Equity method investment earnings increased $13 million to $22 million as a result of improved performance in the Ardent Mills joint venture.

Net interest expense decreased 40% to $46 million, driven by significant debt reduction over the past several quarters.

Capital Allocation

In the third quarter, the Company paid a quarterly dividend of $0.25 per share to shareholders of record at the close of business on October 31, 2016. During the third quarter, the Board of Directors of Conagra Brands also approved its first dividend since the completion of the spin-off of the Lamb Weston business at the quarterly rate of $0.20 per share.

The Company repurchased approximately 11 million shares for $425 million during the quarter. In fiscal 2017 through the end of the third quarter, the Company had repurchased approximately 15 million shares for $595 million.

During the third quarter, the Company used approximately $504 million of cash to redeem senior debt.

CONAGRA BRANDS

Outlook

With three fiscal quarters complete, the Company is updating its fiscal year 2017 outlook. Adjusted diluted EPS is expected to be at or slightly above the high-end of the $1.65 to $1.70 range. Net sales (excluding the impacts of divestitures and foreign exchange) are expected to be at or slightly below the low-end of the range of down 4% to 5%. Adjusted gross margin is expected to be within range of 30.4% to 30.6%. Adjusted operating margin is expected to be slightly above the range of 15.3% to 15.5%.

The inability to predict the amount and timing of items impacting comparability makes a detailed reconciliation of these forward-looking non-GAAP financial measures impracticable. Please see the end of this release for more information.

Major Items Affecting Third Quarter Fiscal 2017 EPS Comparability

Included in the $0.41 diluted EPS from continuing operations for the third quarter of fiscal 2017 (EPS amounts rounded and after tax)

•	Approximately $0.02 per diluted share of net expense, or $14 million pre-tax ($9 million after tax), related to restructuring plans ($5 million in cost of goods sold and $9 million in SG&A)

•	Approximately $0.02 per diluted share of net expense, or $14 million pre-tax ($9 million after tax), related to a pension settlement (all SG&A)

•	Approximately $0.05 per diluted share of net expense, or $33 million pre-tax ($21 million after tax), related to extinguishment of debt (all SG&A)

•	Approximately $0.02 per diluted share of net benefit related to the receipt of foreign tax incentives.

Included in the $0.16 diluted EPS from continuing operations for the third quarter of fiscal 2016 (EPS amounts rounded and after tax)

•	Approximately $0.16 per diluted share of net expense, or $109 million pre-tax ($70 million after tax), related to restructuring plans ($36 million in cost of goods sold, $73 million in SG&A)

•	Approximately $0.04 per diluted share of net expense, or $24 million pre-tax ($15 million after tax), related to extinguishment of debt (all SG&A)

Discussion of Results

Conagra Brands will host a webcast and conference call at 9:30 a.m. Eastern Time today to discuss the results. The live audio webcast and presentation slides will be available on conagrabrands.com/investor-relations under Events & Presentations. The conference call may be accessed by dialing 877-627-6582 for U.S. and Canada participants and 719-325-4807 for international participants and using passcode 6267701. Please dial in 10 minutes prior to the call start time. Following the Company’s remarks, the conference call will include a question-and-answer session with the investment community.

A replay of the webcast will be available for one year beginning today at 12:30 p.m. ET on conagrabrands.com/investor-relations under Events & Presentations.

CONAGRA BRANDS

About Conagra Brands

Conagra Brands, Inc. (NYSE: CAG), headquartered in Chicago, is one of North America’s leading branded food companies. Guided by an entrepreneurial spirit, Conagra Brands combines a rich heritage of making great food with a sharpened focus on innovation. The Company’s portfolio is evolving to satisfy people’s changing food preferences. Conagra’s iconic brands, such as Marie Callender’s®, Reddi-wip®, Hunt’s®, Healthy Choice®, Slim Jim® and Orville Redenbacher’s®, as well as emerging brands, including Alexia®, Blake’s® and Frontera®, offer choices for every occasion. With an ongoing commitment to corporate citizenship, Conagra Brands has been named to the Dow Jones Sustainability™ North America Index for six consecutive years. For more information, visit www.conagrabrands.com.

CONAGRA BRANDS

Note on Forward-looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. We undertake no responsibility for updating these statements. Readers of this document should understand that these statements are not guarantees of performance or results. Many factors could affect our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this document. These risks and uncertainties include, among other things: our ability to achieve the intended benefits of acquisitions and divestitures, including the recent spin-off of our Lamb Weston business; general economic and industry conditions; our ability to successfully execute our long-term value creation strategy; our ability to access capital; our ability to execute our operating and restructuring plans and achieve our targeted operating efficiencies, cost-saving initiatives, and trade optimization programs; the effectiveness of our hedging activities, including volatility in commodities that could negatively impact our derivative positions and, in turn, our earnings; the competitive environment and related market conditions; our ability to respond to changing consumer preferences and the success of our innovation and marketing investments; the ultimate impact of any product recalls and litigation, including litigation related to the lead paint and pigment matters; actions of governments and regulatory factors affecting our businesses; the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the costs, disruption, and diversion of management’s attention associated with campaigns commenced by activist investors; and other risks described in our reports filed from time to time with the Securities and Exchange Commission. We caution readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date of this document.

CONAGRA BRANDS

Conagra Brands, Inc.

Consolidated Statements of Operations

(in millions)

(unaudited)

	THIRD QUARTER
	Thirteen weeks ended	Thirteen weeks ended
	February 26, 2017	February 28, 2016	Percent Change
Net sales	$1,981.2	$2,199.3	(9.9)%
Costs and expenses:
Cost of goods sold	1,360.2	1,579.5	(13.9)%
Selling, general and administrative expenses	349.7	447.0	(21.8)%
Interest expense, net	45.7	76.4	(40.2)%

Income from continuing operations before income taxes and equity method investment earnings	225.6	96.4	134.0%
Income tax expense	67.9	33.6	102.1%
Equity method investment earnings	21.8	8.6	153.5%

Income from continuing operations	179.5	71.4	151.4%
Income from discontinued operations, net of tax	0.7	134.9	(99.5)%

Net income	$180.2	$206.3	(12.7)%

Less: Net income attributable to noncontrolling interests	0.5	1.7	(70.6)%

Net income attributable to Conagra Brands, Inc.	$179.7	$204.6	(12.2)%

Earnings per share - basic

Income from continuing operations	$0.41	$0.16	156.3%
Income from discontinued operations	0.01	0.30	(96.7)%

Net income attributable to Conagra Brands, Inc.	$0.42	$0.46	(8.7)%

Weighted average shares outstanding	431.7	435.7	(0.9)%

Earnings per share - diluted

Income from continuing operations	$0.41	$0.16	156.3%
Income from discontinued operations	—	0.30	(100.0)%

Net income attributable to Conagra Brands, Inc.	$0.41	$0.46	(10.9)%

Weighted average share and share equivalents outstanding	436.4	439.6	(0.7)%

CONAGRA BRANDS

Conagra Brands, Inc.

Consolidated Statements of Operations

(in millions)

(unaudited)

	THIRD QUARTER
	Thirty-nine weeks ended	Thirty-nine weeks ended
	February 26, 2017	February 28, 2016	Percent Change
Net sales	$5,965.2	$6,611.1	(9.8)%
Costs and expenses:
Cost of goods sold	4,152.1	4,762.0	(12.8)%
Selling, general and administrative expenses	999.3	1,293.0	(22.7)%
Interest expense, net	158.0	235.7	(33.0)%

Income from continuing operations before income taxes and equity method investment earnings	655.8	320.4	104.7%
Income tax expense	315.5	126.0	150.4%
Equity method investment earnings	52.1	50.7	2.8%

Income from continuing operations	392.4	245.1	60.1%
Income (loss) from discontinued operations, net of tax	103.7	(1,031.9)	N/A

Net income (loss)	$496.1	$(786.8)	N/A

Less: Net income attributable to noncontrolling interests	8.1	7.8	3.8%

Net income (loss) attributable to Conagra Brands, Inc.	$488.0	$(794.6)	N/A

Earnings (loss) per share - basic

Income from continuing operations	$0.90	$0.56	60.7%
Income (loss) from discontinued operations	0.22	(2.40)	N/A

Net income (loss) attributable to Conagra Brands, Inc.	$1.12	$(1.84)	N/A

Weighted average shares outstanding	436.0	433.3	0.6%

Earnings (loss) per share - diluted

Income from continuing operations	$0.89	$0.56	58.9%
Income (loss) from discontinued operations	0.22	(2.39)	N/A

Net income (loss) attributable to Conagra Brands, Inc.	$1.11	$(1.83)	N/A

Weighted average share and share equivalents outstanding	440.0	437.6	0.5%

CONAGRA BRANDS

Conagra Brands, Inc.

Segment Operating Results

(in millions)

(unaudited)

	THIRD QUARTER
	Thirteen weeks ended	Thirteen weeks ended
	February 26, 2017	February 28, 2016	Percent Change
SALES
Grocery & Snacks	$849.8	$898.0	(5.4)%
Refrigerated & Frozen	666.4	708.9	(6.0)%
International	205.2	211.6	(3.0)%
Foodservice	259.8	266.6	(2.6)%
Commercial	—	114.2	(100.0)%

Total	1,981.2	2,199.3	(9.9)%

OPERATING PROFIT
Grocery & Snacks	$201.9	$153.4	31.6%
Refrigerated & Frozen	128.9	116.8	10.4%
International	18.1	16.4	10.4%
Foodservice	27.8	27.9	(0.4)%
Commercial	(0.2)	10.2	N/A

Total operating profit for segments	376.5	324.7	16.0%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(105.2)	(151.9)	(30.7)%
Interest expense, net	(45.7)	(76.4)	(40.2)%

Income from continuing operations before income taxes and equity method investment earnings	$225.6	$96.4	134.0%

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

CONAGRA BRANDS

Conagra Brands, Inc.

Segment Operating Results

(in millions)

(unaudited)

	THIRD QUARTER
	Thirty-nine weeks ended	Thirty-nine weeks ended
	February 26, 2017	February 28, 2016	Percent Change
SALES
Grocery & Snacks	$2,460.9	$2,604.6	(5.5)%
Refrigerated & Frozen	2,011.0	2,193.3	(8.3)%
International	611.3	639.3	(4.4)%
Foodservice	810.9	822.2	(1.4)%
Commercial	71.1	351.7	(79.8)%

Total	5,965.2	6,611.1	(9.8)%

OPERATING PROFIT
Grocery & Snacks	$602.7	$478.6	25.9%
Refrigerated & Frozen	339.0	321.7	5.4%
International	(157.8)	53.0	N/A
Foodservice	81.4	74.5	9.3%
Commercial	202.6	35.3	473.9%

Total operating profit for segments	1,067.9	963.1	10.9%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(254.1)	(407.0)	(37.6)%
Interest expense, net	(158.0)	(235.7)	(33.0)%

Income from continuing operations before income taxes and equity method investment earnings	$655.8	$320.4	104.7%

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

CONAGRA BRANDS

Conagra Brands, Inc.

Consolidated Balance Sheet

(in millions)

(unaudited)

	February 26, 2017	May 29, 2016
ASSETS
Current assets
Cash and cash equivalents	$683.6	$798.1
Receivables, less allowance for doubtful accounts of $3.7 and $3.2	601.4	650.1
Inventories	1,046.4	1,083.2
Prepaid expenses and other current assets	207.7	148.6
Current assets of discontinued operations	—	779.7
Current assets held for sale	—	117.0

Total current assets	2,539.1	3,576.7
Property, plant and equipment, net	1,655.8	1,701.6
Goodwill	4,251.7	4,396.2
Brands, trademarks and other intangibles, net	1,253.1	1,237.2
Other assets	797.6	905.5
Noncurrent assets of discontinued operations	—	1,339.3
Noncurrent assets held for sale	1.7	234.1

	$10,499.0	$13,390.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable	$3.7	$13.9
Current installments of long-term debt	128.8	559.4
Accounts payable	690.1	706.7
Accrued payroll	148.4	220.8
Other accrued liabilities	593.9	567.7
Current liabilities of discontinued operations	—	409.2
Current liabilities held for sale	—	54.7

Total current liabilities	1,564.9	2,532.4
Senior long-term debt, excluding current installments	2,645.8	4,685.5
Subordinated debt	195.9	195.9
Other noncurrent liabilities	1,788.2	1,875.7
Noncurrent liabilities of discontinued operations	—	304.8
Noncurrent liabilities held for sale	—	1.5
Total stockholders’ equity	4,304.2	3,794.8

	$10,499.0	$13,390.6

CONAGRA BRANDS

Conagra Brands, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows

(in millions, unaudited)

	Thirty-nine weeks ended
	February 26, 2017	February 28, 2016
Cash flows from operating activities:
Net income (loss)	$496.1	$(786.8)
Income (loss) from discontinued operations	103.7	(1,031.9)

Income from continuing operations	392.4	245.1
Adjustments to reconcile income from continuing operations to net cash flows from operating activities:
Depreciation and amortization	199.8	210.6
Asset impairment charges	221.9	8.4
Gain on divestitures	(197.4)	—
Loss on extinguishment of debt	93.3	23.9
Lease cancellation expense	—	55.6
Earnings of affiliates in excess of distributions	(21.6)	(10.3)
Share-based payments expense	28.1	29.5
Contributions to pension plans	(9.8)	(9.3)
Pension expense (benefit)	(16.2)	13.8
Other items	25.5	25.3
Change in operating assets and liabilities excluding effects of business acquisitions and dispositions:
Accounts receivable	49.5	(99.3)
Inventory	35.0	(65.1)
Deferred income taxes and income taxes payable, net	135.6	(160.0)
Prepaid expenses and other current assets	8.2	8.2
Accounts payable	13.3	(104.6)
Accrued payroll	(71.5)	24.2
Other accrued liabilities	(82.6)	78.3

Net cash flows from operating activities — continuing operations	803.5	274.3
Net cash flows from operating activities — discontinued operations	43.0	464.3

Net cash flows from operating activities	846.5	738.6

Cash flows from investing activities:
Additions to property, plant and equipment	(158.5)	(171.1)
Sale of property, plant and equipment	12.5	19.4
Proceeds from divestitures	489.0	—
Purchase of business and intangible assets	(108.1)	(10.4)
Other items	—	0.3

Net cash flows from investing activities — continuing operations	234.9	(161.8)
Net cash flows from investing activities — discontinued operations	(123.7)	2,418.2

Net cash flows from investing activities	111.2	2,256.4

Cash flows from financing activities:
Net short-term borrowings	(10.1)	10.5
Repayment of long-term debt	(1,062.3)	(2,519.9)
Payment of intangible asset financing arrangement	(14.9)	—
Repurchase of Conagra Brands, Inc. common shares	(594.6)	—
Cash dividends paid	(328.9)	(323.5)
Exercise of stock options and issuance of other stock awards	66.6	164.6
Other Items	(1.9)	—

Net cash flows from financing activities — continuing operations	(1,946.1)	(2,668.3)
Net cash flows from financing activities — discontinued operations	839.1	(4.7)

Net cash flows from financing activities	(1,107.0)	(2,673.0)

Effect of exchange rate changes on cash and cash equivalents	(1.6)	(2.5)
Net change in cash and cash equivalents	(150.9)	319.5
Discontinued operations cash activity included above:

Add: Cash balance included in assets held for sale and discontinued operations at beginning of period	36.4	49.0
Less: Cash balance included in assets held for sale and discontinued operations at end of period	—	36.6
Cash and cash equivalents at beginning of period	798.1	134.1

Cash and cash equivalents at end of period	$683.6	$466.0

See notes to the condensed consolidated financial statements.

CONAGRA BRANDS

Q3 FY17 & Q3 FY16 Diluted EPS from Continuing Operations

	Q3 FY17	Q3 FY16	% Change
Diluted EPS from continuing operations	$0.41	$0.16	156.3%
Net expense related to restructuring plans	0.02	0.16
Net expense related to early extinguishment of debt	0.05	0.04
Net expense related to salaried pension plan lump sum settlement	0.02	—
Net benefit related to unusual tax items	(0.02)	—
Rounding	—	(0.01)

Adjusted Diluted EPS from continuing operations	$0.48	$0.35	37.1%

Grocery & Snacks Foods Segment Operating Profit Reconciliation

(Dollars in millions)	Q3 FY17	Q3 FY16	% Change
Grocery & Snacks Segment Operating Profit	$201.9	$153.4	31.6%
Net expense related to restructuring plans	9.1	43.2
Net expense related to intangible impairment charges	1.1	—

Grocery & Snacks Segment Adjusted Operating Profit	$212.1	$196.6	7.9%

Refrigerated & Frozen Foods Segment Operating Profit Reconciliation

(Dollars in millions)	Q3 FY17	Q3 FY16	% Change
Refrigerated & Frozen Segment Operating Profit	$128.9	$116.8	10.4%
Net (income) expense related to restructuring plans	(1.1)	4.8

Refrigerated & Frozen Segment Adjusted Operating Profit	$127.8	$121.6	5.1%

International Segment Operating Profit Reconciliation

(Dollars in millions)	Q3 FY17	Q3 FY16	% Change
International Segment Operating Profit	$18.1	$16.4	10.4%
Net (income) expense related to restructuring plans	(0.3)	0.2

International Segment Adjusted Operating Profit	$17.8	$16.6	7.2%

Foodservice Segment Operating Profit Reconciliation

(Dollars in millions)	Q3 FY17	Q3 FY16	% Change
Foodservice Segment Operating Profit	$27.8	$27.9	(0.4)%
Net expense related to restructuring plans	—	—

Foodservice Segment Adjusted Operating Profit	$27.8	$27.9	(0.4)%

Commercial Segment Operating Profit Reconciliation

(Dollars in millions)	Q3 FY17	Q3 FY16	% Change
Commercial Segment Operating Profit (Loss)	$(0.2)	$10.2	N/A
Adjustment related to gain on JM Swank sale	0.2	—

Commercial Segment Adjusted Operating Profit	$—	$10.2	(100.0)%

CONAGRA BRANDS

Corporate Expense Reconciliation

(Dollars in millions)	Q3 FY17	Q3 FY16	% Change
Selling, general and administrative expenses	$349.7	$447.0	(21.8)%
Less: selling, general and administrative expenses from reporting segments	244.0	293.3
Plus: Corporate cost of goods sold	(0.5)	(1.8)

Corporate expenses	$105.2	$151.9
Net expense related to restructuring plans	(6.0)	(60.9)
Net expense related to early extinguishment of debt	(32.7)	(23.9)
Net expense related to salaried pension plan lump sum settlement	(13.8)	—
Net income related to hedging	0.5	1.8

Adjusted Corporate expenses	$53.2	$68.9	(22.8)%

Net Sales Reconciliation

(Dollars in millions)	Q3 FY17	Q3 FY16	% Change
Net Sales	$1,981.2	$2,199.3	(9.9)%
Impact of foreign exchange	3.8	—
Net sales from divested businesses	—	(114.2)

Net Sales, excluding the impacts of divestitures and foreign exchange	$1,985.0	$2,085.1	(4.8)%

Gross Margin Reconciliation

Gross Margin: Gross Profit as a % of Net sales
	Q3 FY17	Q3 FY16
Net sales	$1,981.2	$2,199.3
Cost of goods sold	1,360.2	1,579.5

Gross Profit	$621.0	$619.8

Net expense related to restructuring plans included in cost of goods sold	4.7	35.9
Net income related to hedging	(0.5)	(1.8)

Adjusted Gross Profit	$625.2	$653.9
Adjusted Gross Margin	31.6%	29.7%

CONAGRA BRANDS

This document includes certain non-GAAP financial measures, including adjusted diluted earnings per share from continuing operations, net sales excluding the impacts of divestitures and foreign exchange, adjusted operating profit for certain segments, adjusted corporate expenses, adjusted gross margin and adjusted operating margin. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company’s operating performance and financial position. These measures should be viewed in addition to, and not in lieu of, the Company’s diluted earnings per share, operating performance and financial measures as calculated in accordance with GAAP.

Certain of these non-GAAP measures, such as adjusted gross margin, adjusted operating margin, net sales excluding the impacts of divestitures and foreign exchange, and adjusted diluted EPS, are forward-looking. Historically, the Company has excluded the impact of certain items impacting comparability, such as, but not limited to, restructuring expense, extinguishment of debt, pension plan lump sum settlement, foreign exchange, the impact of divestitures, hedging gains and losses, impairment charges and unusual tax items, from the non-GAAP financial measures it presents. Reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Hedge gains and losses are generally aggregated, and net amounts are reclassified from unallocated corporate expense to the operating segments when the underlying commodity or foreign currency being hedged is expensed in segment cost of goods sold. The Company identifies these amounts as items that impact comparability within the discussion of unallocated Corporate results.